UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K
                            -------------------

                              CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                              September 3rd, 2002
                        ----------------------------
                              (Date of Report)


                        BOUNDLESS VISION INCORPORATED
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


       Nevada 	                  0-29925             95-4784883
 ----------------------- ------------------------  ----------------
(State of Incorporation) (Commission File Number)  (IRS Employer ID)


                      #14 - 700 58th Avenue SW.
                      Calgary, Alberta, Canada
                              T2H 2E2
               ----------------------------------------
               (Address of Principal Executive Offices)



                         (403) 250-2442
                  -------------------------------
                  (Registrant's Telephone number)

                 C/O Law Offices of Jaak Olesk
                 9300 Wilshire Boulevard, Suite 300
                 Beverly Hills, California, CA 90212
                 -----------------------------------
                           Former address








                     BOUNDLESS VISION INCORPORATED

                              FORM 8-K

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT.
On September 3, 2002, Boundless Vision Incorporated,
(the "Company"), through its wholly-owned subsidiary
Surge Acquisition Corp., ("Acquirer"), a Nevada Company, entered into a Merger Agreement, (the "Merger Agreement"), with Surge Technologies Inc., ("Surge"), Gordon McPhedran ("McPhedran"), Jack Barbier ("Barbier"), Dale Olmstead ("Olmstead"), Harj Manhas ("Manhas") and Secura Investments Inc. ("Secura"), ("Mcphedran, Barbier, Olmstead, Manhas, the Merger Agreement the Acquirer acquired 85% of Surge Class A Common and Secura" are collectively referred to as the "Surge Shareholders"). Pursuant to Stock in exchange for 10,186,323 newly issued shares of Common Stock of the Company from the Surge Shareholders. The Acquirer also acquired from other shareholders, ("Other Shareholders"), the remaining 15% of Surge Class A Common Stock in exchange for 825,930 newly issued shares of Common Stock of the Company, 100% of the Class B Surge Common Stock in exchange for 807,745 newly issued shares of Common Stock of the Company, 100% of the Class E Common Stock in exchange for 180,000 newly issued shares of Common Stock of the Company, collectively the Surge Shareholders and Other Shareholders representing 100% of the issued and outstanding shares of Surge. The Merger Agreement was consummated on September 3rd, 2002.

In addition upon consummation of the Merger Agreement, the board agreed to increase its board of directors from 2 to 5 and appoint Gordon McPhedran, Dale Olmstead, and
Harj Manhas to the board of directors of the Company.
The Company's current members of the Board of Directors, Peter Sanders and Bijay Singh, will remain as directors. As a result of the Merger Agreement the Company acquired all of the outstanding capital stock of Surge. Surge was founded on December 3, 1998 under the name of Barmac & Associates, ("Barmac"), to take advantage of the unprecedented growth in the telecommunications industry. On March 31st, 2001
Barmac Amalgamated with Surge through a share exchange and the surviving entity changed its name to Surge Technologies Inc.
Surge is an integrated company that researches, designs, manufactures, markets and distributes a number of generic and special application electrical surge protection devices. The primary product focus is electrical surge limiting terminals that combine easy field line installation with protection from transient voltage, lightning, induction or electronic discharge. The Company's ability to quickly research, design, and produce specialty products, has allowed Surge to develop a market niche supplying custom built products to prominent telecommunication companies in both Canada and the US. As a result of the Merger Agreement the following sets forth the current beneficial share structure ownership of the Company's common stock as of September 17th, 2002:


NAME AND ADDRESS	         SHARES OF      PERCENT
OF BENIFICIAL OWNER (1)    COMMON STOCK   OF CLASS
----------------------     ------------   --------

Gordon McPhedran (1)          2,059,752	   13.2%
37, Redwood Meadow Drive
Redwood Meadows, Alberta
T3Z 1A3

Jack Barbier (1)              2,057,829     13.2%
50, Mckenzie Lake Manor
Calgary, Alberta
T2Z 1Y1

Dale Olmstead (1)             2,061,273     13.3%
P.O. Box 509
Carbon, Alberta
T0M 0L0

Harj Manhas (1,2)             1,574,862	  10.1%
120 Inglewood Cove SE
Calgary, Alberta
T2G 5K3

All officers and directors,
after Completion of the
Merger Agreement              ----------   ------
(4 persons)                    7,753,716    49.9%

Secura Investments Inc. (3)    2,906,301    18.7%
#8, 2180 Pegasus Way NE
Calgary, Alberta
T2E 8M5


 (1) The address for each of the named persons is C/O Surge Technologies Inc. #14-700 58th Avenue, Calgary, Alberta, Canada, T2H 2E2
 (2)    Harj Manhas is also an officer and director of Secura
        Investments Inc. and
        has an 8.2% holding in Secura.
 (3)	Secura Investments Inc. is a Calgary, Alberta based investment company that invests in startup companies.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
	EXHIBITS.


      a.  Financial Statements of Businesses Acquired.
      b.  Pro Forma Financial Information.

The Company is not filing the required financial statements at this time due to impracticability. The Company shall file such financial statements as an amendment to this Form 8-K within 60 days of the date of this filing, pursuant to Item 7(1)(a)(4)(i) of Form 8-K.

      c.  Exhibits.

The exhibits filed as a part of this report are listed on the Index to Exhibits on page 5 of this report, which index is incorporated in this Item 7(c) by reference.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 15th, 2002      BOUNDLESS VISION INCORPORATED

                                 By:   /s/ PETER V. SANDERS
                                 --------------------------------------
                                 Peter V. Sanders,
                                 President, and Chief Executive Officer


                         INDEX TO EXHIBITS


The following exhibit 1 to this report are incorporated herein by reference:

1.	The Merger Agreement dated September 3rd, 2002 among
Boundless Vision Incorporated, ("Boundless"), Surge Acquisition Corp., ("Acquirer"), a Nevada Company and a wholly owned subsidiary of Boundless, Surge Technologies Inc., ("Surge"), Gordon McPhedran ("McPhedran"), Jack Barbier ("Barbier"), Dale Olmstead ("Olmstead"), Harj Manhas ("Manhas") and Secura Investments Inc.("Secura"), ("Mcphedran, Barbier, Olmstead, Manhas, and Secura" are collectively referred to as the "Surge Shareholders").